Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Greater Atlantic Financial Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-76169 & 333-92342) of our report dated November 19, 2004, relating to the consolidated financial statements of Greater Atlantic Financial Corp. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2004.



                                                      /s/ BDO Seidman, LLP

Richmond, Virginia
December 28, 2004